Filed pursuant to Rule 424(b)(5)
Registration No. 333-282446

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 9, 2024)

$150,000,000

Common Stock

Pre-funded Warrants to Purchase Shares of Common Stock

We are offering $150,000,000 of shares of our common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase     shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.001 per share of common stock, the exercise price of each pre-funded warrant. The public offering price for each share of common stock is $    . We are also offering the shares of our common stock that are issuable from time to time upon exercise of the pre-funded warrants. Our common stock trades on The Nasdaq Capital Market (Nasdaq) under the symbol “DNTH.” On September 5, 2025, the last reported sale price for our common stock on Nasdaq was $26.50 per share.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus, as well as in the documents incorporated by reference herein and therein, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body have approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public Offering Price	$	$	$
Underwriting Discounts and Commissions(1)	$	$	$
Proceeds, Before Expenses, to Dianthus Therapeutics, Inc.	$	$	$

(1)	See the section titled “Underwriting” for additional information regarding underwriting compensation.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about  , 2025.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $22,500,000 of shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $    and the total proceeds to us, before expenses, will be $    .

Joint Book-Running Managers

Jefferies	TD Cowen	Evercore ISI	Stifel

Prospectus supplement, dated    , 2025

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.

We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and the underwriters have not, authorized anyone to provide you with information other than in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. We are not, and the underwriters are not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering, or possession or distribution of this prospectus supplement and the accompanying prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement, including the information incorporated by reference herein, the accompanying prospectus and any related free writing prospectus, carefully, including the section titled “Risk Factors” included elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see the section titled “Special Note Regarding Forward-Looking Statements.” In this prospectus supplement, unless the context requires otherwise, references to “we,” “us,” “our,” “Dianthus” or “the Company” refer to Dianthus Therapeutics, Inc.

Overview

We are a clinical-stage biotechnology company focused on developing next-generation complement therapeutics for patients living with severe autoimmune and inflammatory diseases. We believe our lead novel and proprietary monoclonal antibody product candidate, claseprubart, formerly referred to as DNTH103, has the potential to address a broad array of complement-dependent diseases as currently available therapies and those in development leave room for improvements in efficacy, safety, and/or dosing convenience. We have purposefully engineered claseprubart to selectively bind to only the active form of the C1s complement protein (“C1s”) and to exhibit improved potency and an extended half-life. By selectively targeting only the active form of C1s, which drives disease pathology and constitutes only a small fraction of the total protein present in circulation, we aim to reduce the amount of drug required for a therapeutic effect. We intend to deliver our product candidate through a lower dose, less frequent, self-administered, convenient subcutaneous injection suitable for a pre-filled pen.

Corporate Information and Trademarks

Our executive offices are located at 7 Times Square, 43rd Floor, New York, New York 10036, and our telephone number is (929) 999-4055. Our website address is www.dianthustx.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public on the SEC’s website at http://www.sec.gov. Our common stock is traded on The Nasdaq Capital Market under the symbol “DNTH.”

We use various trademarks and trade names in our business, including, without limitation, our corporate name and logo. All other service marks, trademarks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	shares.

Pre-funded warrants offered by us	We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.001 per share of common stock, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See the section titled “Description of Securities We Are Offering” for additional information. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.

Option to purchase additional shares of common stock	The underwriters have a 30-day option to purchase up to additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Common stock to be outstanding immediately after this offering	shares (of which shares will be common stock), or shares (of which shares will be common stock) if the underwriters exercise their option to purchase additional shares of our common stock in full, assuming no exercise of the pre-funded warrants offered and sold in this offering.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional shares of our common stock), based on the public offering price of $ per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and investments, to advance our preclinical and clinical development activities, as well as for working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Risk factors	You should carefully read and consider the information set forth in the section titled “Risk Factors,” together with all of the other information included in or incorporated by reference, in this prospectus supplement before deciding whether to invest in our securities.

Nasdaq Capital Market trading symbol	“DNTH.” There is no established public trading market for the pre-funded warrants, and we do not intend to apply for listing of the pre-funded warrants on The Nasdaq Capital Market or any securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding immediately after this offering is based on an aggregate of 32,176,482 shares of our common stock outstanding as of June 30, 2025 and excludes the following:

•

1,337,857 shares of common stock issuable upon the exercise of stock options outstanding under the Dianthus Therapeutics, Inc. 2019 Stock Plan (the “2019 Plan”) at a weighted-average exercise price of $8.81 per share;

•

4,700,437 shares of common stock issuable upon the exercise of stock options outstanding under the Amended and Restated Stock Option and Incentive Plan (the “LTIP”) at a weighted-average exercise price of $20.81 per share;

•

3,265 shares of common stock issuable upon the exercise of stock options outstanding under the Magenta 2016 Stock Option and Grant Plan (the “Magenta 2016 Plan”) at a weighted-average exercise price of $77.44 per share;

•

191,958 shares of common stock issuable upon the exercise of stock options outstanding under the Dianthus Therapeutics, Inc. Equity Inducement Plan (the “Inducement Plan”) at a weighted-average exercise price of $27.15 per share;

•	40,000 shares of common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025 under the LTIP at a weighted-average exercise price of $17.96 per share;

•	11,863 shares of common stock granted subsequent to June 30, 2025 under the Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”);

•	1,511,541 shares of common stock reserved for issuance under the LTIP;

•	108,042 shares of common stock reserved for issuance under the Inducement Plan;

•	143,277 shares of common stock reserved for issuance under the 2019 ESPP;

•	3,665,999 shares of common stock issuable upon the exercise of pre-funded warrants to purchase common stock at a weighted-average exercise price of $0.001 per share; and

•	4,677 shares of common stock issuable upon the exercise of warrants to purchase common stock at a weighted-average exercise price of $1.16 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of outstanding options and no vesting of restricted stock units or restricted common stock awards after June 30, 2025;

•	no exercise of the pre-funded warrants offered and sold in this offering; and

•	no exercise of the underwriters’ option to purchase additional shares of our common stock.

Up to $200.0 million of shares of our common stock were available for sale under our “at-the-market” facility that we entered into on October 1, 2024 (the “ATM Facility”), with TD Securities (USA) LLC, as sales agent for the ATM Facility. As of the date of this prospectus supplement, we have sold 1,503,708 shares of our common stock under the ATM Facility, and $160.8 million of shares remain available for sale. We have agreed not to make any sales under the ATM Facility prior to 30 days from the date of this prospectus supplement unless the underwriters have exercised their option to purchase additional shares in full and all such additional shares have been issued.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below, as well as the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference herein. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. We believe these risks are the risks that are material to us as of the date of this prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to This Offering

The price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock has fluctuated, and is likely to continue to fluctuate substantially in response to various factors, some of which are beyond our control, including the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The realization of any of these factors could have a dramatic and adverse impact on the market price of our common stock.

In addition, the stock market in general, and the market for biotechnology and biopharmaceutical companies in particular, have historically been particularly volatile and experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of our common stock does not exceed the price at which you purchase your shares, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would materially adversely affect our business, financial condition and results of operation.

If you purchase shares of our common stock in this offering, or pre-funded warrants in lieu thereof, you will incur immediate and substantial dilution and may experience additional dilution in the future.

You will suffer immediate and substantial dilution with respect to the common stock or the shares of common stock underlying the pre-funded warrants you purchase in this offering. If you purchase common stock (or pre-funded warrants in lieu thereof) in this offering at the public offering price of $    per share (or $  per pre-funded warrant in lieu thereof), and assuming that the underwriters do not exercise their option to purchase additional shares of common stock in this offering, you will incur immediate and substantial dilution of $     per share, representing the difference between the public offering price of $    per share and our pro forma net tangible book value per share as of June 30, 2025. See the section titled “Dilution” for a more detailed description of the dilution to new investors in this offering. In addition, to the extent that the pre-funded warrants issued in this offering are exercised, stock options are exercised, restricted stock units vest and settle or we raise additional funds by issuing equity securities, you will experience further dilution.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of these pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants acquire shares of our common stock upon exercise of such pre-funded warrants, the holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.

In certain limited circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants or if the pre-funded warrants altogether are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.001 per share of common stock, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial owners of our common stock may not be permitted to exercise pre-funded warrants that they hold.

Holders of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his or her warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise, subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants is available.

A sale of a substantial number of shares of our common stock, including any shares issuable upon exercise of any pre-funded warrants, may cause the price of our common stock to decline.

We cannot predict what effect, if any, future sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of any pre-funded warrants issued in this offering or option awards or upon settlement of restricted stock units or shares sold pursuant to our “at the market” equity offering program that we entered into on October 1, 2024 with TD Securities (USA) LLC (the “Sales Agreement”), or the perception that such sales may occur, could adversely affect the market price of our common stock. We also expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Participation in this offering by certain of our existing stockholders and their affiliated entities may reduce the public float for our common stock.

If any of our existing stockholders and their affiliated entities purchase shares of our common stock in this offering, such purchases would reduce the available public float of our common stock because such purchasers would be restricted from selling such shares during the 60-day period following this offering and thereafter would be subject to volume limitations pursuant to restrictions under applicable securities laws. As a result, any purchase of shares of our common stock by our existing stockholders and their affiliated entities in this offering will reduce the liquidity of our common stock relative to what it would have been had these shares been purchased by investors that were not our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements concerning our plans, objectives, goals, expectations, hopes, beliefs, intentions, assumptions, projections, estimates or strategies and any underlying assumptions regarding the future, our future results of operations and financial position, including the sufficiency of our existing cash resources to fund our operations for as long as anticipated, our liquidity, capital resources, costs and expenses, capital requirements, commitments and contingencies, the development or commercial potential of claseprubart, formerly referred to as DNTH103, or any other product candidate, our anticipated preclinical and clinical drug development activities, in particular with respect to claseprubart, and any timelines, developments or results in connection therewith, including the timing of data, the efficacy, safety profile, dosing amount or frequency, method of delivery or other potential therapeutic benefits of claseprubart, the receipt or timing of potential regulatory designations, approvals and commercialization of any product candidates, market size or addressable patient population and other information referred to under the sections titled “Prospectus Supplement Summary” and “Risk Factors” in this prospectus supplement and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2024, and similarly-titled sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference herein, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “shall,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “anticipate,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or “continue” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other factors include, among others, the following risks, uncertainties and factors:

•	expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of the Company;

•	risks associated with our ability to manage expenses and unanticipated spending and costs that could reduce our cash resources;

•	risks related to our ability to correctly estimate our operating expenses and other events;

•	changes in our capital resource requirements;

•	our ability to obtain, maintain and protect our intellectual property rights, in particular those related to our product candidates;

•	our ability to advance the development of claseprubart, and our other potential product candidates or preclinical activities under the timelines we anticipate in planned and future clinical trials;

•	our ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of our product candidates;

•	our ability to realize the anticipated benefits of our current or future research and development programs, strategic partnerships, licensing programs or other collaborations;

•	regulatory requirements or developments, and our ability to obtain necessary approvals from the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities;

•

our ability to manufacture product candidates in conformity with the FDA’s or other regulatory authorities’ requirements and to scale up manufacturing of our product candidates to commercial scale, if approved;

•	changes to clinical trial designs and regulatory pathways;

•	developments and projections relating to our expected or existing competitors or industry;

•

legislative, regulatory, political, geopolitical and macroeconomic developments beyond our control, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy or foreign currency exchange rates, changes in trade policies including tariffs and other trade restrictions or the threat of such actions, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, the ongoing conflict in Ukraine, conflict in the Middle East and rising tensions between China and Taiwan, the attacks on marine vessels traversing the Red Sea and the responses thereto, and supply chain disruptions;

•	uncertainty around the funding, functioning and policy priorities of the U.S. federal regulatory agencies, including the FDA;

•	success in retaining, recruiting or changes in, our officers, key employees or directors;

•	the liquidity and trading of our securities;

•	regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	our reliance on third-party contract development and manufacturer organizations to manufacture and supply product candidates;

•	our ability to establish satisfactory pricing and obtain adequate reimbursement from government and third-party payors of our products and product candidates that receive regulatory approvals, if any;

•	our ability to successfully commercialize our product candidates, if approved, and the rate and degree of market acceptance of such product candidates;

•	risks related to our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

•	our inability to continue to grow and manage our growth effectively;

•

our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy and sustainability and evolving labor standards;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our anticipated use of our existing resources and the proceeds from this offering.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus supplement and the accompanying prospectus, including factors disclosed in the section titled “Risk Factors” included in this prospectus supplement and the accompanying prospectus and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein may not contain all of the risks, uncertainties and other factors that may affect us, our future results or our operations. Moreover, new risks will emerge from time to time. It is not possible for us to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected and you should not place undue reliance on our forward-looking statements.

All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events, changes in assumptions or circumstances or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe we have a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $     million (or approximately $     million if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the shares of common stock and pre-funded warrants offered by us in this offering, based on the public offering price of $     per share of common stock and $    per pre-funded warrant (which equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.001 per share of common stock), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants sold in this offering.

We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and investments, to advance our preclinical and clinical development activities, as well as for working capital and general corporate purposes. We may use a portion of the proceeds to license, acquire or invest in new product candidates or for drug development activities related to such product candidates, complementary businesses, technology or assets; however, we have no current commitments to do so. The amount and timing of our actual expenditures will depend on numerous factors. As a result, our management will have broad discretion over the use of the proceeds from this offering.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above.

Based on the data from the MaGic Phase 2 study of claseprubart and our corresponding updated operating plan, we estimate that the net proceeds from this offering, together with our existing cash, cash equivalents and investments as of the date of this prospectus supplement, will be sufficient to enable us to fund our operations into 2028. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently anticipate. Such amount will not be sufficient for us to fund our product candidate through regulatory approval and commercialization, and we will need to raise substantial additional capital in order to do so. Until we achieve profitability, we plan to fund our operations and capital expenditures with cash on hand and expect to seek to raise any necessary additional capital through private or public equity or debt financings, loans or other capital sources, which could include income from collaborations, partnerships or other marketing, distribution, licensing or other strategic arrangements with third parties, or from grants.

Pending the use of the net proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you invest in our common stock in this offering (or pre-funded warrants in lieu thereof), your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock (or pre-funded warrant in lieu thereof) and the pro forma net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2025 was $304.0 million, or $9.45 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share of common stock represents historical net tangible book value divided by an aggregate of 32,176,482 shares of our common stock outstanding as of June 30, 2025.

After giving effect to our issuance and sale of     shares of our common stock and     pre-funded warrants in this offering at the public offering price of $     per share and $     per pre-funded warrant (which equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.001 per share of common stock), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been $     million, or $     per share of common stock. This represents an immediate increase in pro forma net tangible book value per share of $     to existing stockholders and immediate dilution of $     in pro forma net tangible book value per share to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share of common stock after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of June 30, 2025		$9.45
Increase in net tangible book value per share attributable to this offering	$

Pro forma net tangible book value per share immediately after this offering			$

Dilution per share to new investors in this offering			$

The dilution information discussed above assumes no exercise of the pre-funded warrants sold in this offering and is illustrative only. Investors who receive shares of our common stock upon the exercise of the pre-funded warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

If the underwriters exercise in full their option to purchase additional shares, our pro forma net tangible book value per share after this offering would be $     , representing an immediate increase in pro forma net tangible book value per share of $    to existing stockholders and immediate dilution in pro forma net tangible book value per share of $    to new investors purchasing shares of common stock in this offering at the public offering price of $    per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on an aggregate of 32,176,482 shares of our common stock outstanding as of June 30, 2025 and excludes the following:

•	1,337,857 shares of common stock issuable upon the exercise of stock options outstanding under the 2019 Plan at a weighted-average exercise price of $8.81 per share;

•	4,700,437 shares of common stock issuable upon the exercise of stock options outstanding under the LTIP at a weighted-average exercise price of $20.81 per share;

•	3,265 shares of common stock issuable upon the exercise of stock options outstanding under the Magenta 2016 Plan at a weighted-average exercise price of $77.44 per share;

•	191,958 shares of common stock issuable upon the exercise of stock options outstanding under the Inducement Plan at a weighted-average exercise price of $27.15 per share;

•	40,000 shares of common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025 under the LTIP at a weighted-average exercise price of $17.96 per share;

•	11,863 shares of common stock granted subsequent to June 30, 2025 under the 2019 ESPP;

•	1,511,541 shares of common stock reserved for issuance under the LTIP;

•	108,042 shares of common stock reserved for issuance under the Inducement Plan;

•	143,277 shares of common stock reserved for issuance under the 2019 ESPP;

•	3,665,999 shares of common stock issuable upon the exercise of pre-funded warrants to purchase common stock at a weighted-average exercise price of $0.001 per share; and

•	4,677 shares of common stock issuable upon the exercise of warrants to purchase common stock at a weighted-average exercise price of $1.16 per share.

To the extent that any options are exercised, any new awards are issued under our LTIP, Inducement Plan or 2019 ESPP, or we otherwise issue additional shares of common stock or securities convertible into shares of our common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See the section titled “Description of Securities” in the accompanying prospectus for more information regarding our shares of common stock.

Pre-funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The form of pre-funded warrant will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K filed in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the provisions contained in the pre-funded warrants.

Pre-funded warrants will be issued in certificated form only.

Duration and Exercise Price. Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our common stock issuable upon exercise of each pre-funded warrant is subject to adjustment in the event of stock dividends, stock splits or similar events affecting our common stock and the exercise price.

Exercisability. The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Upon a holder’s exercise of the pre-funded warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise within one trading day after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the Exchange Act)) to exceed 4.99%, 9.99% or 19.99%, at the election of the holder, of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.

Fundamental Transaction. In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our and our subsidiaries’ assets (taken as a whole), tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer as described in the pre-funded warrants and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system.

We will initially serve as the warrant agent under the pre-funded warrants.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of the common stock and pre-funded warrants issued pursuant to this offering. The discussion does not purport to be a complete analysis of all potential tax considerations. The considerations of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the IRS), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock or pre-funded warrants. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the ownership and disposition of our common stock or pre-funded warrants.

This discussion is limited to holders that hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to such holder’s particular circumstances, including without limitation the alternative minimum tax and the effect of the Medicare contribution tax on net investment income. In addition, it does not address considerations relevant to holders who are subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock or pre-funded warrants as part of a hedge, straddle or other risk-reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in currencies or securities, or other persons that elect to use a mark-to-market method of accounting for their holdings in our common stock or pre-funded warrants;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•

partnerships or other entities or arrangements classified as partnerships or disregarded entities for U.S. federal income tax purposes (and investors therein), S corporations or other passthrough entities (including hybrid entities);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons that acquire our common stock or pre-funded warrants as compensation for services;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock and/or pre-funded warrants; and

•

pension plans or funds, or an entity that is wholly owned by a pension plan or fund, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, each partnership and each partner in such partnership holding our common stock or pre-funded warrants is urged to consult its tax advisor regarding the U.S. federal income tax considerations to it of the ownership and disposition of our common stock or pre-funded warrants.

For purposes of this discussion, a “U.S. Holder” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants that is neither a U.S. Holder nor an entity or arrangement treated as a partnership or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, because the exercise price of the pre-funded warrants is a nominal amount, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes (and a holder is expected to be subject to the same tax considerations as if the holder held shares of our common stock as discussed below). Accordingly, no gain or loss should be recognized upon exercise of a pre-funded warrant, and the holding period of the shares of our common stock received upon exercise of a pre-funded warrant should include the holding period of the pre-funded warrant. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price. Each U.S. Holder and Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to it of the ownership and disposition of the pre-funded warrants.

U.S. Holders

Distributions of Common Stock

We have no present intention to pay cash dividends on our common stock. However, if we do make distributions of cash or other property on our common stock (other than certain distributions of our common stock), those distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of such distributions exceeds our current and accumulated earnings and profits, such excess will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants.”

Dividends paid to a U.S. Holder of our common stock that is a taxable corporation will generally qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.

Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants

Upon a sale, taxable exchange or other taxable disposition of our common stock or pre-funded warrants, a U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, exchange or disposition and (2) the U.S. Holder’s tax basis in the common stock or pre-funded warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the common stock or pre-funded warrant is held by the U.S. Holder for more than one year at the time of such sale, exchange or disposition.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our common stock, unless the U.S. Holder is an exempt recipient (provided that, in the case of dividends paid to such exempt recipient, the exempt recipient is not subject to backup withholding under Section 3406 of the Code). Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions on Common Stock

We have no present intention to pay cash dividends on our common stock. However, if we do make distributions of cash or other property on our common stock (other than certain distributions of our common stock), those distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of such distributions exceeds our current and accumulated earnings and profits, such excess will generally constitute a non-taxable return of capital and will first be applied against and reduce, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants.”

Dividends paid to a Non-U.S. Holder of our common stock that is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided such Non-U.S. Holder furnishes the applicable withholding agent with documentation required to claim benefits under such tax treaty (generally, a valid IRS Form W-8BEN or W-8BEN-E or a successor form)). These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Each Non-U.S. Holder is urged to consult its tax advisor regarding U.S. federal withholding tax on distributions on our common stock, including such Non-U.S. Holder’s eligibility for benefits under any applicable income tax treaties and the availability of a refund on any excess U.S. federal tax withheld.

If dividends paid to a Non-U.S. Holder are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), such Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, a Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or a successor form) certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. In general, any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any distributions with respect to our common stock, including any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock or pre-funded warrants unless:

•

the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	such Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock or pre-funded warrants constitute a U.S. real property interest (USRPI) by reason of our status as a U.S. real property holding corporation (USRPHC) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation also may be subject to a “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses of a Non-U.S. Holder, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and we do not anticipate becoming, a USRPHC. However, we cannot assure you that we will not become a USRPHC. Even if we are or were to become a USRPHC, however, our common stock will not be treated as a USRPI if our common stock is “regularly traded” on an “established securities market” (as such terms are defined by applicable Treasury Regulations) and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the 5-year period ending on the date of the sale or other taxable disposition or such Non-U.S. Holder’s holding period. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of the sale or other taxable disposition of our common stock or pre-funded warrants, including any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a U.S. person and the Non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or other applicable IRS form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding generally will apply (at a current rate of 24%) to the proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers, unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless: (i) the foreign financial institution undertakes certain diligence, reporting and withholding obligations; (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified U.S. persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the section titled “Non-U.S. Holders-Distributions of Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated September   , 2025, among us and Jefferies LLC, TD Securities (USA) LLC, Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Pre- Funded Warrants
Jefferies LLC
TD Securities (USA) LLC
Evercore Group L.L.C.
Stifel, Nicolaus & Company, Incorporated

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants subject to their acceptance of the shares of common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per share of common stock or $    per pre-funded warrant. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share			Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$		$	$
Underwriting discounts and commissions paid by us	$	$		$	$
Proceeds to us, before expenses	$	$		$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $    . Certain expenses payable by us in connection with this offering may be reimbursed by the underwriters. We have also agreed to reimburse the underwriters for up to $40,000 for their Financial Industry Regulatory Authority, Inc. (FINRA) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “DNTH”. There is no established trading market for the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of    shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We and our officers and directors have agreed for the 60 days after the date of this prospectus without the prior written consent of the representatives and subject to specified exceptions (including with respect to our ATM Facility), not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, hypothecate or grant any securities interest in, transfer or dispose of any shares of common stock or related securities (as defined in the lock-up agreement) currently owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) after the date of this prospectus;

•

effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-l(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act);

•

Enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of commons stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•	effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting our outstanding shares of commons stock; or

•	publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement.

Jefferies LLC, TD Securities (USA) LLC, Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who executed a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on October 1, 2024, we entered into the Sales Agreement with TD Securities (USA) LLC pursuant to which we may offer and sell shares of our common stock from time to time through TD Securities (USA) LLC acting as our sales agent.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

c)	a person associated with the Company under Section 708(12) of the Corporations Act; or

d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of the securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus supplement in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

(a)

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

(b)	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

(c)	where required by law, the purchaser is purchasing as principal and not as agent, and

(d)	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Hong Kong

No securities have been offered or sold, and no securities be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Cooley LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements of Dianthus Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 10, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 12, 2025, and June 30, 2025, filed with the SEC on August 7, 2025;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2025, May 22, 2025 and September 8, 2025; and

•

the description of our common stock contained in  Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 21, 2024, including any amendments or reports filed for the purposes of updating this description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered have been sold hereunder or the registration statement of which this prospectus supplement is a part has been withdrawn (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the date of filing those documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Dianthus Therapeutics, Inc., Attn: Investor Relations, 7 Times Square, 43rd Floor, New York, New York 10036, telephone (929) 999-4055. You also may access these filings on our website at www.dianthustx.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS

$500,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, up to a maximum aggregate offering price of $500,000,000 of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “DNTH.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 26, 2024 was $27.02 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 9, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Dianthus,” “company,” “we,” “us,” and “our” in this prospectus to refer to Dianthus Therapeutics, Inc. and, where appropriate, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements concerning our plans, objectives, goals, expectations, hopes, beliefs, intentions, assumptions, projections, estimates or strategies and any underlying assumptions regarding the future, our future results of operations and financial position, including the sufficiency of our existing cash resources to fund our operations for as long as anticipated, our liquidity, capital resources, costs and expenses, capital requirements, commitments and contingencies, the development or commercial potential of DNTH103 or any other product candidate, our anticipated preclinical and clinical drug development activities, in particular with respect to DNTH103, and any timelines, developments or results in connection therewith, including the timing of data, the efficacy, safety profile, dosing amount or frequency, method of delivery or other potential therapeutic benefits of DNTH103, the receipt or timing of potential regulatory designations, approvals and commercialization of any product candidates, market size or addressable patient population and other statements, including those included under the section titled “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “might,” “will,” “would,” “shall,” “objective,” “intend,” “target,” “should,” “could,” “can,” “expect,” “anticipate,” “believe,” “design,” “estimate,” “forecast,” “predict,” “project,” “potential,” “possible,” “plan,” “seek,” “contemplate,” “goal,” “likely” or “continue” or the negative of these terms and similar expressions intended to identify forward-looking statements, but the absence of these terms does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts and are based on our current expectations and beliefs with respect to future events and their potential effects and impacts. There can be no assurance that future events affecting us will be those that have been anticipated. Given the significant risks and uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other factors that could cause our actual results or outcomes, or the timing of our results or outcomes, to differ materially from the forward-looking statements expressed or implied in this prospectus. Such risks, uncertainties and other factors include, among others, the following risks, uncertainties and factors:

•	expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of the company;

•	risks associated with our ability to manage expenses and unanticipated spending and costs that could reduce our cash resources;

•	risks related to our ability to correctly estimate our operating expenses and other events;

•	changes in capital resource requirements;

•	our ability to obtain, maintain and protect our intellectual property rights, in particular those related to our product candidates;

•	our ability to advance the development of our product candidates or preclinical activities under the timelines we anticipate in planned and future clinical trials;

•	our ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of our product candidates;

•	our ability to realize the anticipated benefits of our research and development programs, strategic partnerships, licensing programs or other collaborations;

•	regulatory requirements or developments, and our ability to obtain necessary approvals from the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities;

•

our ability to manufacture product candidates in conformity with the FDA or other regulatory authorities’ requirements and to scale up manufacturing of our product candidates to commercial scale, if approved;

•	changes to clinical trial designs and regulatory pathways;

•	developments and projections relating to our expected or existing competitors or industry;

•	unexpected costs, charges or expenses resulting from the business combination with Dianthus Therapeutics OpCo, Inc.;

•

legislative, regulatory, political, geopolitical and macroeconomic developments beyond our control, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy or foreign currency exchange rates, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, the ongoing conflict in Ukraine, conflict in the Middle East, rising tensions between China and Taiwan, the attacks on marine vessels traversing the Red Sea and the responses thereto, pandemics or other public health crises and supply chain disruptions;

•	success in retaining, recruiting or changes required in, our officers, key employees or directors;

•	the liquidity and trading of our securities;

•	regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	our reliance on third-party contract development and manufacturer organizations to manufacture and supply product candidates;

•	our ability to establish satisfactory pricing and obtain adequate reimbursement from government and third-party payors of products and product candidates that receive regulatory approvals, if any;

•	our ability to successfully commercialize product candidates, if approved, and the rate and degree of market acceptance of such product candidates;

•	risks related to our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

•	the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows;

•	severe weather and seasonal factors;

•	our inability to continue to grow and manage our growth effectively;

•

our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy and sustainability and evolving labor standards; and

•

our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting.

There may be other factors that may cause our actual results or outcomes, or the timing of those results or outcomes, to differ materially from the forward-looking statements expressed or implied in this prospectus, including factors identified in this prospectus under the heading “Risk Factors” and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus and any prospectus supplement and in the other documents incorporated by reference into this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus may not contain all of the risks, uncertainties and other factors that may affect our future results, operations and outcomes. Moreover, new risks emerge from time to time. It is not possible for us to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Past performance is not indicative of future performance.

Any forward-looking statements contained or incorporated by reference in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

THE COMPANY

We are a clinical-stage biotechnology company focused on developing next-generation complement therapeutics for patients living with severe autoimmune and inflammatory diseases. We believe our lead novel and proprietary monoclonal antibody product candidate, DNTH103, has the potential to address a broad array of complement-dependent diseases as currently available therapies or those in development leave room for improvements in efficacy, safety, and/or dosing convenience. We have purposefully engineered DNTH103 to selectively bind to only the active form of the C1s complement protein (“C1s”) and to exhibit improved potency and an extended half-life. By selectively targeting only the active form of C1s, which drives disease pathology and constitutes only a small fraction of the total protein present in circulation, we aim to reduce the amount of drug required for a therapeutic effect. We intend to deliver our product candidate through a lower dose, less frequent, self-administered, convenient subcutaneous injection suitable for an auto-injector.

Our executive offices are located at 7 Times Square, 43rd Floor, New York, New York 10036, and our telephone number is (929) 999-4055. Our website address is www.dianthustx.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus. We have included our website in this prospectus solely as an inactive textual reference. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public on the SEC’s website at http://www.sec.gov. Our common stock is traded on The Nasdaq Capital Market under the symbol “DNTH.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and other factors contained in our risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings, and discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all other information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. In addition, the risks, uncertainties and other factors we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and future growth prospects.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to further our preclinical and clinical development activities, as well as for working capital and general corporate purposes. We may also use a portion of the proceeds to license, acquire or invest in new product candidates or for drug development activities related to such product candidates, however, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions and restrictions imposed by applicable laws and other factors our board of directors deems relevant.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and does not purport to be complete and is subject to, and qualified in its entirety by, our fifth amended and restated certificate of incorporation (“charter”) and our third amended and restated bylaws (“bylaws”), each of which is incorporated herein by reference. You should refer to our charter and our bylaws for the actual terms of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to our most recent Annual Report on Form 10-K filed with the SEC and may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share (“Preferred Stock”). As of September 26, 2024, 29,366,352 shares of our Common Stock were issued and outstanding, and none of our Preferred Stock were issued and outstanding.

Common Stock

Dividends

Holders of Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any Preferred Stock then outstanding.

Voting

Holders of Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors of Dianthus and on all matters submitted to a vote of the stockholders. The holders of Common Stock do not have any cumulative voting rights.

Distributions on Liquidation

In the event of our dissolution, liquidation or winding up, holders of Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any Preferred Stock then outstanding. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Other Rights

Holders of Common Stock are not entitled to preemptive, subscription, redemption or conversion rights, and no sinking fund provisions are applicable to Common Stock.

Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Bylaws

Certain provisions of the General Corporation Law of Delaware (the “DGCL”) and of our charter and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of Dianthus. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of Dianthus to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we hold that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•

any sale, transfer, lease, pledge or other disposition (in one or more transactions) involving the interested stockholder of 10% or more of either the aggregate market value of all (i) the assets of the corporation or (ii) the outstanding capital stock of the corporation, involving the interested stockholder;

•

subject to exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or any subsidiary to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or of any subsidiary beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of the corporation and who beneficially owned 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of determining whether such entity or person is an interested stockholder, and any affiliate or associate of that entity or person.

Choice of Forum

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of or based on a breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL, our charter or our bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, which we refer to herein as the “Delaware Forum Provision.” The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our bylaws further provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which we refer to herein as the “Federal Forum Provision.” In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and Federal Forum Provision.

We recognize that the Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clauses in our bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. Alternatively, if the Federal Forum Provision is found inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have an adverse effect on our business, financial condition or results of operations. The Court of Chancery of the State of Delaware or the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Board Composition and Filling Vacancies

In accordance with our charter, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our charter also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our charter provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This requirement may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our charter and our bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Our Charter and Our Bylaws

As required by the DGCL, any amendment of our charter must first be approved by a majority of our board of directors, and, if required by law or our charter, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, the amendment of our bylaws and the amendment of our charter must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class.

Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our charter provides for 10,000,000 authorized shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “DNTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Registration Rights Agreements

Certain of the holders of our Common Stock are entitled to rights with respect to the registration of such securities as set forth below under the Securities Act.

2023 Registration Rights Agreement

Pursuant to that certain registration rights agreement, dated September 11, 2023 (the “2023 Registration Rights Agreement”), the company agreed to prepare and file a shelf registration statement covering the resale of the Common Stock within 45 days of the date of the 2023 Registration Rights Agreement pursuant to Rule 415 of the Securities Act, and to use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the company to be in compliance with the current public information requirement under Rule 144, and (b) five years after the date of the 2023 Registration Rights Agreement. The 2023 Registration Rights Agreement also provides that the company pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

2024 Registration Rights Agreement

Pursuant to that certain registration rights agreement, dated January 22, 2024 (the “2024 Registration Rights Agreement”), the company agreed to prepare and file a registration statement with the SEC no later than the second business day following the later of (i) the filing date of the company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2023 and (ii) the effectiveness date of the company’s registration statement on Form S-1 (File No. 333-274863), and to use its commercially reasonable efforts to have the registration statement declared effective within 30 days thereafter, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

The company has also agreed to, among other things, indemnify the applicable securityholders named in the 2024 Registration Rights Agreement, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the company’s obligations under the 2024 Registration Rights Agreement.

Preferred Stock

Under our charter, our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

The purpose of authorizing our board of directors to issue Preferred Stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the company.

We will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will describe the terms of the series of Preferred Stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the Preferred Stock on any securities exchange or market;

•	whether the Preferred Stock will be convertible into our Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the conversion period;

•	whether the Preferred Stock will be exchangeable into debt securities, and the exchange rate or exchange price, or how they will be calculated, and the exchange period;

•	voting rights of the Preferred Stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the Preferred Stock will be represented by depositary shares;

•	a discussion of material or special U.S. federal income tax considerations applicable to the Preferred Stock;

•	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Preferred Stock.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable

•	limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•

the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Dianthus or any restricted subsidiary of Dianthus that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Dianthus for the benefit of the holders or surrender any right or power conferred upon Dianthus;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our Common Stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Dianthus Therapeutics, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file on or after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 21, 2024 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 11, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 filed with the SEC on May 9, 2024, and June 30, 2024 filed with the SEC on August 8, 2024;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 22, 2024 and May 28, 2024; and

•

the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 21, 2024, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Dianthus Therapeutics, Inc.

Attn: Investor Relations

7 Times Square, 43rd Floor

New York, New York 10036

(929) 999-4055

$150,000,000

Common Stock

Pre-funded Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

TD Cowen

Evercore ISI

Stifel

    , 2025